SLM Student Loan Trust 1997-2
Quarterly Servicing Report
Report Date: 6/30/2004 Reporting Period: 4/1/04-6/30/04

I.  Deal Parameters

	Student Loan Portfolio Characteristics		3/31/2004	Activity	6/30/2004
A	i	Portfolio Balance	$472,746,797.97	($35,867,940.62)	$436,878,857.35
	ii	Interest to be Capitalized	1,660,840.16		1,485,063.82
		Specified Reserve Acct Balance	—		—

	iii	Total Pool	$474,407,638.13		$438,363,921.17

B	i	Weighted Average Coupon (WAC)	4.247%		4.247%
	ii	Weighted Average Remaining Term	71.14		70.74
	iii	Number of Loans	249,810		235,261
	iv	Number of Borrowers	103,898		97,666

	Notes and Certificates			Spread	Balance 04/26/04	% of Pool	Balance 7/26/04	% of Pool
C	i	A-1 Notes	78442GAN6	0.54%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GAP1	0.60%	386,957,638.13	81.566%	350,913,921.17	80.051%
	iii	Certificates	78442GAQ9	0.83%	87,450,000.00	18.434%	87,450,000.00	19.949%

	iv	Total Notes and Certificates			$474,407,638.13	100.000%	$438,363,921.17	100.000%

	Reserve Account		4/26/2004	7/26/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,186,019.10	$1,095,909.80
	iv	Reserve Account Floor Balance ($)	$2,441,522.00	$2,441,522.00
	v	Current Reserve Acct Balance ($)	$2,441,522.00	$2,441,522.00

II. 1997-2 Transactions from: 4/1/2004 through: 6/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$32,643,699.34
	ii	Principal Collections from Guarantor	4,646,178.78
	iii	Principal Reimbursements	16,606.80
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$37,306,484.92

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$72,025.90
	ii	Capitalized Interest	(1,510,570.20)

	iii	Total Non-Cash Principal Activity	$(1,438,544.30)

C	Total Student Loan Principal Activity		$35,867,940.62

D	Student Loan Interest Activity
	i	Regular Interest Collections	$2,561,176.74
	ii	Interest Claims Received from Guarantors	212,989.56
	iii	Collection Fees/Return Items	45,467.75
	iv	Late Fee Reimbursements	246,981.79
	v	Interest Reimbursements	15,278.25
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	(397.07)
	viii	Subsidy Payments	473,112.86

	ix	Total Interest Collections	$3,554,609.88

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,614.77
	ii	Capitalized Interest	1,510,570.20

	iii	Total Non-Cash Interest Adjustments	$1,512,184.97

F	Total Student Loan Interest Activity		$5,066,794.85

G	Non-Reimbursable Losses During Collection Period		$65,804.16

H	Cumulative Non-Reimbursable Losses to Date		$3,404,465.97

III. 1997-2 Collection Account Activity 4/1/2004 through 6/30/2004

A	Principal Collections
i	Principal Payments Received	$31,754,542.65
ii	Consolidation Principal Payments	5,535,335.47
iii	Reimbursements by Seller	2,760.18
iv	Borrower Benefits Reimbursements	1,628.86
v	Reimbursements by Servicer	3,936.09
vi	Re-purchased Principal	8,281.67

vii	Total Principal Collections	$37,306,484.92

B	Interest Collections
i	Interest Payments Received	$3,180,900.70
ii	Consolidation Interest Payments	65,981.39
iii	Reimbursements by Seller	2,251.96
iv	Borrower Benefits Reimbursements	117.76
v	Reimbursements by Servicer	12,621.06
vi	Re-purchased Interest	287.47
vii	Collection Fees/Return Items	45,467.75
viii	Late Fees	246,981.79

ix	Total Interest Collections	$3,554,609.88

C	Other Reimbursements	$246,882.67

D	Administrator Account Investment Income	$—

E	Return funds borrowed for previous distribution	$—

F	TOTAL FUNDS RECEIVED	$41,107,977.47
(LESS: SERVICING FEES PREVIOUSLY REMITTED)	$(903,096.93)
TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT	$40,204,880.54

G	Servicing Fee Calculation-Current Month
i	Unit Charge Calculation	$433,190.40
ii	Percentage of Principal Calculation	$437,386.94
iii	Lesser of Unit or Principal Calculation	$433,190.40

H	Servicing Fees Due for Current Period	$433,190.40

I	Carryover Servicing Fees Due	$10,365.93
Apr-04	Servicing Carryover	$—
May-04	Servicing Carryover	$6,169.39
Jun-04	Servicing Carryover	$4,196.54

TOTAL: Carryover Servicing Fee Due	$10,365.93

J	Administration Fees Due	$20,000.00

K	Total Fees Due for Period	$463,556.33

IV. 1997-2	Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004
INTERIM:
In School
Current	3.945%	3.991%	577	432	0.231%	0.184%	$1,910,755.65	$1,446,606.86	0.404%	0.331%

Grace
Current	4.015%	3.857%	132	187	0.053%	0.079%	$446,649.72	$609,665.29	0.094%	0.140%

TOTAL INTERIM	3.958%	3.951%	709	619	0.284%	0.263%	$2,357,405.37	$2,056,272.15	0.499%	0.471%
REPAYMENT
Active
Current	4.272%	4.269%	176,376	165,011	70.604%	70.140%	$274,349,210.75	$250,266,021.19	58.033%	57.285%
31-60 Days Delinquent	4.292%	4.276%	9,243	9,280	3.700%	3.945%	$20,640,172.17	$20,340,544.23	4.366%	4.656%
61-90 Days Delinquent	4.298%	4.296%	4,990	5,275	1.998%	2.242%	$13,357,207.23	$12,767,158.52	2.825%	2.922%
91-120 Days Delinquent	4.259%	4.294%	2,599	3,241	1.040%	1.378%	$7,510,999.19	$8,594,921.18	1.589%	1.967%
> 120 Days Delinquent	4.295%	4.300%	8,428	8,951	3.374%	3.805%	$25,477,121.42	$26,332,723.98	5.389%	6.027%

Deferment
Current	4.057%	4.049%	25,169	22,336	10.075%	9.494%	$63,089,925.95	$55,566,563.42	13.345%	12.719%

Forbearance
Current	4.287%	4.293%	21,294	19,450	8.524%	8.267%	$63,086,039.74	$57,749,522.47	13.345%	13.219%
TOTAL REPAYMENT	4.247%	4.247%	248,099	233,544	99.315%	99.270%	$467,510,676.45	$431,617,454.99	98.892%	98.796%
Claims in Process (1)	4.381%	4.337%	993	1,091	0.398%	0.464%	$2,865,348.86	$3,187,194.53	0.606%	0.730%
Aged Claims Rejected (2)	4.242%	4.286%	9	7	0.004%	0.003%	$13,367.29	$17,935.68	0.003%	0.004%
GRAND TOTAL	4.247%	4.247%	249,810	235,261	100.000%	100.000%	$472,746,797.97	$436,878,857.35	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 1997-2 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	4.316%	165,357	$273,014,317.62	62.492%
- GSL - Unsubsidized	4.170%	44,076	$102,600,842.26	23.485%
- PLUS Loans	4.054%	17,871	$43,473,351.55	9.951%
- SLS Loans	4.089%	7,957	$17,790,345.92	4.072%

- Total	4.247%	235,261	$436,878,857.35	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	4.253%	185,003	$358,180,799.13	81.986%
-Two Year	4.230%	34,249	$52,526,358.88	12.023%
-Technical	4.206%	15,984	$26,136,531.41	5.983%
-Other	4.614%	25	$35,167.93	0.008%

- Total	4.247%	235,261	$436,878,857.35	100.000%

*Percentages may not total 100% due to rounding.

VI. 1997-2 Interest Calculation

A	Borrower Interest Accrued During Collection Period		$4,119,452.43
B	Interest Subsidy Payments Accrued During Collection Period		429,616.03
C	SAP Payments Accrued During Collection Period		19,119.38
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACCOUNTS)		93,683.74
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$4,661,871.58

G	Student Loan Rate
	i	Days in Calculation Period	91
	ii	Days in Year	366
	iii	Net Expected Interest Collections	$4,661,871.58
	iv	Primary Servicing Fee	$1,336,287.33
	v	Administration Fee	$20,000.00
	vi	Total Pool Balance at Beginning of Collection Period	$474,407,638.13
	vii	Student Loan Rate	2.80244%

		Accrued
		Int Factor	Accrual Period
H	Class A-1 T-Bill Based Interest Rate			0.00000%
I	Class A-1 Interest Rate	0.000000000	(04/26/04 - 07/26/04)	0.00000%
J	Class A-2 T-Bill Based Interest Rate			1.80562%
K	Class A-2 Interest Rate	0.004489372	(04/26/04 - 07/26/04)	1.80562%
L	Certificate T-Bill Based Rate of Return			2.03562%
M	Certificate Rate of Return	0.005061230	(04/26/04 - 07/26/04)	2.03562%

VII. 1997-2 Weekly T-Bill Rate Resets

			Number of
Period			Days Weighted	91 Day T-bill	A-2 Reset	CERT Reset
4/26/2004	–	4/26/2004	1	0.9490%	1.5490%	1.7790%

4/27/2004	–	5/3/2004	7	0.9850%	1.5850%	1.8150%

5/4/2004	–	5/10/2004	7	1.0010%	1.6010%	1.8310%

5/11/2004	–	5/17/2004	7	1.0780%	1.6780%	1.9080%

5/18/2004	–	5/24/2004	7	1.0580%	1.6580%	1.8880%

5/25/2004	–	6/1/2004	8	1.0660%	1.6660%	1.8960%

6/2/2004	–	6/7/2004	6	1.1500%	1.7500%	1.9800%

6/8/2004	–	6/14/2004	7	1.2510%	1.8510%	2.0810%

6/15/2004	–	6/21/2004	7	1.4130%	2.0130%	2.2430%

6/22/2004	–	6/28/2004	7	1.3360%	1.9360%	2.1660%

6/29/2004	–	7/6/2004	8	1.3810%	1.9810%	2.2110%

7/7/2004	–	7/12/2004	6	1.3440%	1.9440%	2.1740%

7/13/2004	–	7/25/2004	13	1.3360%	1.9360%	2.1660%

Total Days in Accrual Period			91

VIII. 1997-2 Inputs From Previous Quarterly Servicing Reports 3/31/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$472,746,797.97
	ii	Interest To Be Capitalized	1,660,840.16

	iii	Total Pool	$474,407,638.13
	iv	Specified Reserve Account Balance	—

	v	Total Adjusted Pool	$474,407,638.13

B	Total Note and Certificate Factor		0.19003290197
C	Total Note and Certificate Balance		$474,407,638.13

D	Note Balance 4/26/2004		Class A-1	Class A-2	Certificates

	i	Current Factor	0.0000000000	0.4789079680	1.0000000000
	ii	Expected Note Balance	$0.00	$386,957,638.13	$87,450,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00

H	Reserve Account Balance		$2,441,522.00
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 1997-2 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D )		$40,298,564.28	$40,298,564.28

B	Primary Servicing Fees-Current Month		$433,190.40	$39,865,373.88

C	Administration Fee		$20,000.00	$39,845,373.88

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$39,845,373.88
	ii	Class A-2	$1,737,196.63	$38,108,177.25

	iii	Total Noteholder’s Interest Distribution	$1,737,196.63

E	Certificateholder’s Return Distribution Amount		$442,604.52	$37,665,572.73

F	Noteholder’s Principal Distribution Amount
	i	Class A-1	$0.00	$37,665,572.73
	ii	Class A-2	$36,043,716.96	$1,621,855.77

	iii	Total Noteholder’s Principal Distribution	$36,043,716.96

G	Certificateholder’s Balance Distribution Amount		$0.00	$1,621,855.77

H	Increase to the Specified Reserve Account Balance		$0.00	$1,621,855.77

I	Carryover Servicing Fees		$10,365.93	$1,611,489.84

J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$1,611,489.84
	ii	Class A-2	$0.00	$1,611,489.84

	iii	Total Noteholder’s Interest Carryover	$0.00

K	Certificateholder’s Return Carryover		$0.00	$1,611,489.84

L	Excess to Reserve Account		$1,611,489.84	$0.00

X. 1997-2 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Certificates
	i	Quarterly Interest Due		$0.00	$1,737,196.63	$442,604.52
	ii	Quarterly Interest Paid		0.00	1,737,196.63	442,604.52

	iii	Interest Shortfall		$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$0.00	$36,043,716.96	$0.00
	viii	Quarterly Principal Paid		0.00	36,043,716.96	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$37,780,913.59	$442,604.52

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 6/30/04		$474,407,638.13
	ii	Adjusted Pool Balance 6/30/04		438,363,921.17

	iii	Adjusted Pool Exceeding Notes and Certificate Balance (i - ii)		$36,043,716.96

	iv	Adjusted Pool Balance 3/31/04		$474,407,638.13
	v	Adjusted Pool Balance 6/30/04		$438,363,921.17

	vi	Current Principal Due (iv - v)		$36,043,716.96
	vii	Principal Shortfall from Previous Collection Period		$—

	viii	Principal Distribution Amount (vi + vii)		$36,043,716.96

	ix	Principal Distribution Amount Paid		$36,043,716.96

	x	Principal Shortfall (viii - ix)		$—

C		Total Principal Distribution		$36,043,716.96
D		Total Interest Distribution		2,179,801.15

E		Total Cash Distributions - Note and Certificates		$38,223,518.11

F	Note & Certificate Balances			4/26/2004	7/26/2004
	i	A-1 Note Balance	(78442GAN6)	$—	$—
		A-1 Note Pool Factor		0.0000000000	0.0000000000

	ii	A-2 Note Balance	(78442GAP1)	$386,957,638.13	$350,913,921.17
		A-2 Note Pool Factor		0.4789079680	0.4342994074

	iii	Certificate Balance	(78442GAQ9)	$87,450,000.00	$87,450,000.00
		Certificate Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$2,441,522.00
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$1,611,489.84

	iv	Total Reserve Account Balance Available			$4,053,011.84
	v	Required Reserve Account Balance			$2,441,522.00

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to SLM Corp.			$1,611,489.84
	viii	Ending Reserve Account Balance			$2,441,522.00

XI. 1997-2 Historical Pool Information

				2003	2002
			4/1/04-6/30/04	01/01/03-12/31/03	1/1/02-12/31/02
Beginning Student Loan Portfolio Balance			$524,223,113.34	$779,242,552.78	$1,092,804,774.45

	Student Loan Principal Activity
	i	Regular Principal Collections	$32,643,699.34	$211,578,782.99	$186,552,253.37
	ii	Principal Collections from Guarantor	4,646,178.78	$21,575,179.37	$26,114,814.73
	iii	Principal Reimbursements	16,606.80	$31,472,275.58	$117,618,447.28
	iv	Other System Adjustments	—	$—	$—

	v	Total Principal Collections	$37,306,484.92	$264,626,237.94	$330,285,515.38
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$72,025.90	$1,334,278.52	$2,397,460.79
	ii	Capitalized Interest	(1,510,570.20)	$(10,941,077.02)	(19,120,754.50)

	iii	Total Non-Cash Principal Activity	$(1,438,544.30)	$(9,606,798.50)	$(16,723,293.71)

(-)	Total Student Loan Principal Activity		$35,867,940.62	$255,019,439.44	$313,562,221.67

	Student Loan Interest Activity
	i	Regular Interest Collections	$2,561,176.74	$17,267,349.32	$33,262,108.23
	ii	Interest Claims Received from Guarantors	212,989.56	$1,193,120.18	$1,829,293.55
	iii	Collection Fees/Return Items	45,467.75	$167,443.19	$53,517.66
	iv	Late Fee Reimbursements	246,981.79	$1,209,536.57	$1,360,761.88
	v	Interest Reimbursements	15,278.25	$232,756.18	$961,715.80
	vi	Other System Adjustments	—	$—	$—
	vii	Special Allowance Payments	(397.07)	$(2,766.22)	$(2,171.79)
	viii	Subsidy Payments	473,112.86	$2,870,805.47	$5,258,467.59

	ix	Total Interest Collections	$3,554,609.88	$22,938,244.69	$42,723,692.92

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,614.77	$(978,023.80)	$(1,922,268.50)
	ii	Capitalized Interest	1,510,570.20	$10,941,077.02	19,120,754.50

	iii	Total Non-Cash Interest Adjustments	$1,512,184.97	$9,963,053.22	$17,198,486.00

	Total Student Loan Interest Activity		$5,066,794.85	$32,901,297.91	$59,922,178.92

(=)	Ending Student Loan Portfolio Balance		$488,355,172.72	$524,223,113.34	$779,242,552.78
(+)	Interest to be Capitalized		$1,485,063.82	$1,789,200.08	$2,935,782.20

(=)	TOTAL POOL		$489,840,236.54	$526,012,313.42	$782,178,334.98

(+)	Reserve Account Balance		$—	$—	$—

(=)	Total Adjusted Pool		$489,840,236.54	$526,012,313.42	$782,178,334.98

XII. 1997-2 Historical Pool Information (continued)

			2001	2000	1999	1998	1997
			1/1/01-12/31/01	1/1/00-12/31/00	1/1/99-12/31/99	1/1/98-12/31/98	6/2/97-12/31/97
Beginning Student Loan Portfolio Balance			$1,373,772,774.82	$1,629,527,099.04	$1,917,283,858.04	$2,233,565,975.40	$2,417,769,037.18

	Student Loan Principal Activity
	i	Regular Principal Collections	$237,936,212.27	$234,528,131.50	$253,154,260.33	$264,350,558.07	$154,030,100.79
	ii	Principal Collections from Guarantor	$29,125,355.69	$21,915,640.18	32,047,542.59	77,923,962.28	16,025,808.39
	iii	Principal Reimbursements	$40,251,278.39	$33,535,804.49	37,640,816.98	2,789,773.15	39,285,454.89
	iv	Other System Adjustments	$—	$—	—	—	—

	v	Total Principal Collections	$307,312,846.35	$289,979,576.17	$322,842,619.90	$345,064,293.50	$209,341,364.07
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$2,760,660.58	$3,920,384.45	$4,811,498.35	$5,168,111.55	$2,950,257.67
	ii	Capitalized Interest	(29,105,506.56)	$(38,145,636.40)	(39,897,359.25)	(33,950,287.69)	(28,088,559.96)

	iii	Total Non-Cash Principal Activity	$(26,344,845.98)	$(34,225,251.95)	$(35,085,860.90)	$(28,782,176.14)	$(25,138,302.29)

(-)	Total Student Loan Principal Activity		$280,968,000.37	$255,754,324.22	$287,756,759.00	$316,282,117.36	$184,203,061.78

	Student Loan Interest Activity
	i	Regular Interest Collections	$60,483,390.40	$78,598,760.37	$93,819,649.56	$115,485,649.82	$73,570,233.66
	ii	Interest Claims Received from Guarantors	$2,340,293.79	$1,461,484.88	1,947,639.88	5,010,138.66	942,409.55
	iii	Collection Fees/Return Items	—	—	—	—	—
	iv	Late Fee Reimbursements	$1,782,816.96	$1,960,471.82	2,083,899.66	652,960.74	—
	v	Interest Reimbursements	$367,133.02	$399,430.61	553,759.18	90,862.70	603,909.65
	vi	Other System Adjustments	$—	$(9,576.45)	—	—	—
	vii	Special Allowance Payments	$2,674,477.19	$13,379,818.80	3,683,428.87	1,844,250.34	856,056.99
	viii	Subsidy Payments	$8,874,065.22	$11,726,935.96	14,399,679.79	22,372,421.48	9,250,855.29

	ix	Total Interest Collections	$76,522,176.58	$107,517,325.99	$116,488,056.94	$145,456,283.74	$85,223,465.14
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(2,188,060.05)	$(3,563,299.37)	$(4,230,851.79)	$(3,770,021.88)	$(2,673,876.35)
	ii	Capitalized Interest	29,105,506.56	$38,145,636.40	39,897,359.25	33,950,287.69	28,088,559.96

	iii	Total Non-Cash Interest Adjustments	$26,917,446.51	$34,582,337.03	$35,666,507.46	$30,180,265.81	$25,414,683.61

	Total Student Loan Interest Activity		$103,439,623.09	$142,099,663.02	$152,154,564.40	$175,636,549.55	$110,638,148.75
(=)	Ending Student Loan Portfolio Balance		$1,092,804,774.45	$1,373,772,774.82	$1,629,527,099.04	$1,917,283,858.04	$2,233,565,975.40
(+)	Interest to be Capitalized		$4,667,811.50	$6,391,660.27	$11,573,794.32	$18,006,404.61	$16,849,041.28

(=)	TOTAL POOL		$1,097,472,585.95	$1,380,164,435.09	$1,641,100,893.36	$1,935,290,262.65	$2,250,415,016.68

(+)	Reserve Account Balance		$2,743,681.46	$3,450,411.09	$4,102,752.23	$4,838,225.66	$5,847,275.49

(=)	Total Adjusted Pool		$1,100,216,267.41	$1,383,614,846.18	$1,645,203,645.59	$1,940,128,488.31	$2,256,262,292.17

XIII. 1997-2 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jul-97	$2,441,522,427	—
Oct-97	$2,338,910,195	5.99%
Jan-98	$2,250,415,017	6.53%
Apr-98	$2,163,849,632	6.60%
Jul-98	$2,080,713,168	6.51%
Oct-98	$2,007,422,289	6.14%
Jan-99	$1,935,290,263	5.85%
Apr-99	$1,856,054,951	5.78%
Jul-99	$1,766,118,694	6.00%
Oct-99	$1,701,175,462	5.61%
Jan-00	$1,641,100,893	5.16%
Apr-00	$1,575,808,389	4.85%
Jul-00	$1,512,145,103	4.56%
Oct-00	$1,442,295,241	4.41%
Jan-01	$1,380,164,435	4.13%
Apr-01	$1,320,920,343	3.94%
Jul-01	$1,255,501,005	3.87%
Oct-01	$1,181,353,804	3.98%
Jan-02	$1,097,472,586	4.26%
Apr-02	$1,019,529,677	4.45%
Jul-02	$952,661,090	4.44%
Oct-02	$859,179,858	4.98%
Jan-03	$782,178,335	5.26%
Apr-03	$711,878,593	5.45%
Jul-03	$664,852,746	5.16%
Oct-03	$578,311,442	5.88%
Jan-04	$526,012,313	5.84%
Apr-04	$474,407,638	5.80%
Jul-04	$438,363,921	5.31%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.